POWER OF ATTORNEY
For Executing Forms 3, 4 and 5

Know all by these presents, that the w1dersigned hereby constitutes and appoints each of Robe11 Conti , Andrew Allard, Claudia A. Brandon, Sheila R. James, Arthur C. Delibert, Ndenisarya Bregasi, Jennifer R. Gonzalez, Lori L. Schneider, and Lynn Schweinfurth, signing singly, his/her true and lawful attorney-in-fact to:

(1)
execute for and on behalf of the undersigned, Forms 3, 4 and/or 5, and amendments thereto, relating to each of Neuberger Berman California Intermediate Municipal Fund Inc. and/or Neuberger Berman High Yield Strategies Fund Inc. and/or Neuberger Berman Intermediate Municipal Fund Inc. and/or Neuberger Be1man MLP Income Fund Inc. and/or Neuberger Berman New York Intermediate Municipal Fund Inc. and/or Neuberger Berman Real Estate Securities Income Fund Inc. and/or any future closed-end funds for which Neuberger Berman Management LLC, Neuberger Berman Fixed Income LLC, or Neuberger Berman LLC or their affiliates will serve as an investment adviser or sub- adviser, respectively (together, the "Fund"), in accordance with Section 16 of the Securities Exchange Act of 1934, as amended , and the rules thereunder;

(2)
do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute of any such Form 3, 4 or 5, or an1endment thereto, and the filing of such form with the United States Securities and Exchange Commission and any other authority, including preparing, executing and filing Form ID with the Commission; and

(3)
take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite , necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys- in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of I 934, as amended.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Fund, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 29th day of December, 2015.

/s/ Brian Kerrane
Signature

Brian Kerrane
Print Name